Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 9, 1997 (except as to Note 15 which is as of June 4, 1997) relating to the financial statements of Schick Technologies, Inc., which report appears on page F-2 of the Prospectus constituting part of the Registration Statement No. 333-27035 on Form S-1, as amended.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, New York
February 24, 1998








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